UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2026

AMNEAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38485	93-4225266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K (this “Report”) is being filed in connection with the completion of the transactions contemplated by the previously announced Membership Interest Purchase Agreement, dated as of April 21, 2026 (as it may be amended from time to time, the “Purchase Agreement”), by and among Amneal Pharmaceuticals, Inc., a Delaware corporation (“Amneal”), Kashiv BioSciences, LLC (“Kashiv”), KB Seller Representative, LLC (the “Seller Representative”) and the equityholders of Kashiv named therein (the “Sellers”). On August 10, 2026 (the “Closing Date”), pursuant to the Purchase Agreement, Amneal Pharmaceuticals LLC, a Delaware limited liability company and wholly owned subsidiary of Amneal (“Amneal LLC”), acting pursuant to the terms and conditions of a previously executed assignment and assumption agreement between it, Amneal, Kashiv and the Seller Representative, purchased from the Sellers, and the Sellers sold, conveyed, assigned, transferred and delivered to Amneal LLC, 100% of the issued and outstanding membership interests of Kashiv (the “Acquisition”). Pursuant to the Purchase Agreement, at the closing of the Acquisition (the “Closing”), (i) Amneal LLC was required to pay to the Sellers $375,000,000 in cash, subject to certain purchase price adjustments including for cash, the funding of operations between signing and closing (subject to a specified cap, calculated on the basis of the period from the date of the Purchase Agreement until the Closing), indebtedness, transaction expenses and working capital fluctuations (relative to a target), and (ii) Amneal was required to issue to the Sellers 28,942,108 shares of its Class A common stock, par value $0.01 per share, subject to adjustments for fractional shares. The Sellers will also be eligible to receive up to an additional $350,000,000 in potential contingent payments upon the achievement of certain regulatory milestones in the United States for up to six designated Kashiv product candidates. In addition, during the 12-year period following the Closing, the Sellers will be eligible to receive certain potential contingent royalty payments equal to 25% of the amount by which annual aggregate gross profits for certain products exceed specified gross profit hurdle amounts for the corresponding annual royalty period.

As previously reported, certain of the Sellers are affiliates of the Amneal Group (as defined in Amneal’s proxy statement for its 2026 annual meeting of stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2026).

The foregoing description of the Purchase Agreement and the Acquisition do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Amneal on April 22, 2026 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under the Introductory Note of this Report is incorporated into this Item 1.01 by reference.

First Amendment to the Third Amended and Restated Stockholders Agreement

In connection with the consummation of the Acquisition, on the Closing Date, Amneal entered into a First Amendment to the Third Amended and Restated Stockholders Agreement (the “Stockholders Agreement Amendment”) with Vikram Patel, in his capacity as the Amneal Group Representative (as defined in the Third Amended and Restated Stockholders Agreement, dated November 7, 2023, by and among Amneal, Amneal Intermediate Inc., Amneal LLC, and the other parties named therein (the “Stockholders Agreement”)), pursuant to which Amneal and the Amneal Group Representative agreed, among other things, to amend the definition of “Amneal Group” and “Amneal Group Member” (in each case, as defined in the Stockholders Agreement), and to clarify that the Stock Consideration (as defined below) issued to the members of the Amneal Group in connection with the Acquisition will be included in the number of shares owned by the Amneal Group for all purposes of the Stockholders Agreement.

The foregoing description of the Stockholders Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement Amendment, which is attached hereto as Exhibit 10.1.

Amendment No. 4 to the Term Loan Credit Agreement

On August 10, 2026, Amneal LLC and certain of Amneal LLC’s subsidiaries, as guarantors, entered into that certain Amendment No. 4 to Term Loan Credit Agreement (the “New Incremental Term Loan Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the other lenders party thereto consenting to the New Incremental Term Loan Amendment. The New Incremental Term Loan Amendment amends certain terms in that certain Term Loan Credit Agreement, dated as of November 14, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; the Credit Agreement, as amended by the New Incremental Term Loan Amendment, the “Amended Credit Agreement”), by and among Amneal LLC, certain of Amneal LLC’s subsidiaries party thereto as guarantors, the lenders party thereto and the Agent. Pursuant to the New Incremental Term Loan Amendment, Bank of America, N.A. made an Incremental Term Loan (as defined in the Amended Credit Agreement) (the “New Incremental Term Loan”) to Amneal LLC on the Amendment No. 4 Effective Date (as defined in the New Incremental Term Loan Amendment) in an aggregate principal amount of $350,000,000 in the form of an increase in the aggregate principal amount of outstanding Amendment No. 3 Term Loans (as defined in the Amended Credit Agreement), the proceeds of which were used as a portion of the consideration for the Acquisition.

The foregoing description of the New Incremental Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the New Incremental Term Loan Amendment, which is attached hereto as Exhibit 10.2.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Report is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Report is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note of this Report is incorporated into this Item 3.02 by reference. Pursuant to the Purchase Agreement, upon the Closing, Amneal issued to the Sellers 28,942,098 shares of its Class A Common Stock, par value $0.01 per share (as adjusted downward for fractional shares pursuant to the Purchase Agreement, the “Stock Consideration”). The issuance of the Stock Consideration to the Sellers was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering. The Sellers represented to Amneal that they are “accredited investors” as defined in Rule 501 of the Securities Act and that the securities are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof. Pursuant to the Purchase Agreement, Amneal has agreed to file with the SEC a registration statement on Form S-3 to provide for the public resale of the Stock Consideration by the later of (i) 30 days following the Closing Date and (ii) 10 business days following the receipt by Amneal of information reasonably required from the Sellers to be included or incorporated by reference in such registration statement.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, Amneal issued a press release announcing the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

Amneal intends to file the financial statements of Kashiv required by Item 9.01(a) by amendment to this Report no later than 71 calendar days following the date that this Report is required to be filed.

(b) Pro forma financial information.

Amneal intends to file the pro forma financial information relating to the Acquisition required by Item 9.01(b) by amendment to this Report no later than 71 calendar days following the date of this Report is required to be filed.

(d)	Exhibits

Exhibit No.	Description
2.1
Membership Interest Purchase Agreement, dated as of April 21, 2026, by and among Amneal Pharmaceuticals, Inc., Kashiv BioSciences, LLC, KB Seller Representative, LLC and the equityholders of Kashiv named therein (incorporated by reference to Exhibit 2.1 to Amneal’s Current Report on Form 8-K filed on April 22, 2026).

10.1	First Amendment to the Third Amended and Restated Stockholders Agreement by and among Amneal, Amneal Intermediate Inc., Amneal LLC, and the other parties named therein.

10.2
Amendment No. 4 to Term Loan Credit Agreement by and among Amneal LLC, certain of Amneal LLC’s subsidiaries, as guarantors, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

99.1	Press release issued August 10, 2026.

104	The cover page from this Report, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2026	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Jason B. Daly
	Name:	Jason B. Daly
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary